UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 13, 2006

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Contracts

Effective November 13, 2006, the Registrant amended the following stock option plans: (1) the 2003 Stock Incentive Plan of National Commerce Financial Corporation; (2) the National Commerce Financial Corporation Amended and Restated Long Term Incentive Plan; (3) the SouthBanc Shares, Inc. 1998 Stock Option Plan; and (4) the Stone Street Bancorp, Inc. Stock Option Plan. Specifically, the Registrant amended the anti-dilution provisions of these plans. Previously, such provision allowed the plan administrator (generally the Compensation Committee of the Board of Directors or the Board of Directors itself) to exercise discretion in adjusting the terms of outstanding options upon a stock split or similar equity restructuring to prevent the rights of the option holder from being diluted as a result of such stock split or other equity restructuring. The effect of the amendments made by the Registrant is to remove any discretion on the part of the plan administrator in implementing such adjustments. The amendments are provided as Exhibits 10.1, 10.2, 10.3, and 10.4 to this Current Report.

Also, effective January 1, 2007, the Registrant amended the SunTrust Banks, Inc. Management Incentive Plan. The amendment gives the Compensation Committee of the Registrant’s Board of Directors discretion to reduce an award under the plan from the amount prescribed upon achievement of a specified financial goal established under the plan to a level commensurate with the employee’s achievement of other goals. The ability of the Committee to reduce awards in such manner is limited to “covered employees,” which the plan defines as the Chief Executive Officer of the Corporation and the four other most highly compensated executive officers whose compensation would be reportable in the “summary compensation table” under the Securities and Exchange Commission’s executive compensation disclosure rules. The amendment is provided as Exhibit 10.5 to this Current Report.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) The Registrant’s Board of Directors made two amendments to the Registrant’s bylaws, both effective November 14, 2006. First, the Board amended Article IV, Sections 1, 3 and 4 of the Registrant’s bylaws regarding its executive officer structure and the descriptions of the duties of the Chairman of the Board of Directors and the President. Second, the Board amended Article V, Sections 1 and 2 of the bylaws to provide for uncertificated shares of stock to be evidenced by a book entry system (or by stock certificates, or by a combination of both), and made conforming changes pertaining to transfers of stock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.2	Bylaws of the Registrant, amended and restated as of November 14, 2006.

10.1	Amendment effective November 13, 2006 to 2003 Stock Incentive Plan of National Commerce Financial Corporation.

10.2	Amendment effective November 13, 2006 to National Commerce Financial Corporation Amended and Restated Long Term Incentive Plan.

10.3	Amendment effective November 13, 2006 to SouthBanc Shares, Inc. 1998 Stock Option Plan.

10.4	Amendment effective November 13, 2006 to Stone Street Bancorp, Inc. Stock Option Plan

10.5	Amendment effective November 13, 2006 to SunTrust Banks, Inc. Management Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: November 16, 2006	By:	/s/ David A. Wisniewski
David A. Wisniewski,
Group Vice President